Points International Ltd. To Announce Second Quarter 2007 Results During
 a Conference Call on Wednesday, August 15th at 5:00 p.m. ET

TORONTO, August 8th, 2007 – Points International Ltd. "Points" - (OTCBB: PTSEF, TSX: PTS) - the world’s leading loyalty reward solutions provider and owner of the Points.com portal - today announced that it will report financial results for the second quarter ended June 30, 2007, after the market closes on Wednesday, August 15, 2007.

The Company will host a corresponding conference call with Rob MacLean, Points International CEO and Anthony Lam, Points CFO, to discuss the results on Wednesday, August 15th at 5:00 p.m. Eastern Time. To participate in the conference call, investors from the US and Canada should dial (866) 904-6908 ten minutes prior to the scheduled start time. International callers should dial (416) 915-8329. Points International will also offer a live and archived webcast of the conference call, accessible from the "Investor Relations" section of the company’s Web site (https://www.points.com/static/corporate/investor_overview.html).

About Points International Ltd.

Points International Ltd. is owner and operator of Points.com, the world’s leading reward-program management portal. At Points.com consumers can Swap, Earn, Buy, Gift, Share and Redeem miles and points from more than 25 of the world’s leading reward programs. Participating programs include American Airlines AAdvantage® program, American Express® Membership Rewards®, Aeroplan®, AsiaMiles™, Cendant TripRewards®, Delta SkyMiles®, Gold Points Reward Network, InterContinental Hotels Group’s Priority Club® Rewards, and S&H greenpoints. Redemption partners include Amazon.com® and Starbucks. Website: http://www.points.com

For more information contact: For investor relations:

Anthony Lam, Chief Financial Officer, Points International Ltd., (416) 596-6382, anthony.lam@points.com; Alex Wellins or Brinlea Johnson, The Blueshirt Group, (415) 217-7722 alex@blueshirtgroup.com, brinlea@blueshirtgroup.com

For partnerships and other inquiries:

Peter Lockhard, Senior Vice President Partners, Points International Ltd., (416) 596-6392, peter.lockhard@points.com